Independent Auditors' Consent



To the Shareholders and Trustees of the
Smith Barney Income Funds:

We consent to the use of our reports with respect to the Smith Barney Income Funds summarized below and incorporated herein by reference, and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information of the respective Funds.


                                                 Date of
     Fund                                    Auditors'
Report

     Smith Barney Convertible Fund          September 22,
1995

     Smith Barney Diversified Strategic Income FundSept ember 25, 1995

     Smith Barney Exchange Reserve Fund     September 22,
1995

     Smith Barney High Income Fund          September 22,
1995

     Smith Barney Premium Total Return Fund September 20,
1995

     Smith Barney Tax-Exempt Income Fund    September 22,
1995

     Smith Barney Utilities Fund            September 22,
1995



                                        KPMG PEAT MARWICK
LLP


New York, New York
November 28, 1995